Exhibit 10.13

The Agreement of Establishment of Kandi New Energy Vehicles Co., Ltd.

Party A: Zhejiang Kandi Vehicles Co., Ltd (“Kandi Vehicles”)

Party B: Mr. Hu Xiaoming

According to China National Industrial Policies, foreign investment can not have more 50% of the equity of automobile manufacturing companies. In consideration of the fact that Party A has reached the capacity to sell its electronic vehicles in Chinese domestic market, in order for the Party A’s vehicles to be sold in China smoothly without violation any Chinese regulations, after careful discussion and negotiation, Parties agreed to set up Jinhua Kandi New Energy Vehicles Co., Ltd” (“Kandi New Energy”) and the agreement is as follows:

Section 1

Parties together will contribute RMB 36 million to establish Kandi New Energy.

Section 2

Each Party will contribute 50% the total investment. Kandi Vehicles will make its contribution in kind equivalent to RMB 18 million and Mr. Hu will make his contribution in cash. Party A’s contribution shall take place upon Kandi New Energy makes the state’s Energy Saving and New Energy Automobile Demonstration and Promotion Application Program’s recommended vehicle’s list announcement, then Kandi Vehicles will make actual assets transfer and related accounting treatments.

Section 3

Upon Kandi New Energy Vehicles’ establishment, it shall apply with Chinese government authorities to obtain license for the rights to produce automobile products.

Section 4

Upon Kandi New Energy receiving the Chinese government’s license, Party B agrees that the operation and management of Kandi New Energy will be contracted to Party A, and Party B will entrust all his equity in Kandi New Energy to Party A for its management. (For details, please refer to the “The Share Escrow and Trust Agreement” and “The Contractor Agreement”).

Section 5  Special Agreement

Considering the special nature of automobile manufacturing companies that must receive the government’s approval before they can produce vehicles and sell in China, the Parties agree that this agreement and the Share Escrow and Trust Agreement and the Contractor Agreement will only become effective within 30 days upon the Kandi New Energy receives government’s approval and reaches to the practical operation stage. If Kandi New Energy does not receive the government’s approval, the Share Escrow and Trust Agreement and The Contract Agreement will automatically be void.

Section 6 Dispute Resolution

A. The agreement shall be governed and constructed by the applicable laws of People’s Republic of China.

B. In the implementation process of this Agreement, Parties shall settle any disputes through consultation or mediation, if failed, Parties can choose to resolve the disputes as below:

(i)	to submit the issue to Jinhua City Arbitration Commission for arbitration;

(ii)	take the legal action at the People’s Court of China.

Section 7

This agreement is made into 4 originals and each party holds two copies.

Party A: Zhejiang Kandi Vehicles Co., Ltd

Legal Representative:____________________________

Party B: Mr. Hu Xiaoming

Legal Representative:____________________________

May 18, 2010

Supplement Agreement

Party A: Zhejiang Kandi Vehicles Co., Ltd (“Kandi Vehicles”)

Party B: Mr. Hu Xiaoming

According to the Agreement of Establishment of Kandi New Energy Vehicle Co., Ltd, the Share Escrow and Trust Agreement and the Contractor Agreement entered by the Parties on May 18, 2010 and in consideration of Kandi New Energy Vehicles Co., Ltd. received the license from the relevant government agency on January 31, 2011, Parties believe the stage of practical operation has reached. In order to start the work smoothly, after careful discussion and negotiation, Parties agreed to enter this supplement agreement as follows:

Section 1
The Agreement of Establishment of Kandi New Energy Vehicle Co., Ltd, the Share Escrow and Trust Agreement and the Contractor Agreement entered by the Parties on May 18, 2010 will take effect on January 31, 2011. Parties shall perform its obligation and rights under these three agreements.

Section 2
This agreement is a valid supplement to three agreements mentioned above and has the same effect of these agreements.

Section 3
This agreement is made into 4 originals and each party holds two copies.

Party A: Zhejiang Kandi Vehicles Co., Ltd

Legal Representative:____________________________

Party B: Mr. Hu Xiaoming

Legal Representative:____________________________

January 31, 2011